UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 14, 2024

Linde plc

(Exact name of registrant as specified in its charter)

Ireland	001-38730	98-1448883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Riverview Dr. Danbury, Connecticut United States 06810	Forge 43 Church Street West Woking, Surrey GU21 6HT United Kingdom
(Address of principal executive offices) (Zip Code)

+44 1483 242200

(Registrant’s telephone numbers, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares (€0.001 nominal value per share)	LIN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On February 14, 2024, Linde plc (the “Company”) issued €700 million aggregate principal amount of 3.000% Notes due 2028 (the “2028 Notes”), €850 million aggregate principal amount of 3.200% Notes due 2031 (the “2031 Notes”) and €700 million aggregate principal amount of 3.400% Notes due 2036 (the “2036 Notes”). The 2028 Notes, the 2031 Notes and the 2036 Notes were issued pursuant to a Subscription Agreement, dated February 12, 2024, by and among the Company, as issuer, and the financial institutions named as bookrunners and other managers therein (the “Managers”). The terms of the 2028 Notes, the 2031 Notes and the 2036 Notes are set out in the Final Terms filed as Exhibits 4.1, 4.2 and 4.3, respectively, which are incorporated herein by reference.

The net proceeds of the offering were approximately €2,238 million, after giving effect to the fees to the Managers but before other fees and expenses of the offering. Net proceeds of the offering will be used for general corporate purposes.

The 2028 Notes, the 2031 Notes and 2036 Notes have been admitted to the official list of the Luxembourg Stock Exchange and for trading on the Euro MTF market operated by the Luxembourg Stock Exchange.

The 2028 Notes, the 2031 Notes and the 2036 Notes were issued under the European debt issuance programme (the “Program”) established on May 11, 2020 by the Company, as subsequently updated on May 4, 2023, and as supplemented on February 6, 2024. Under the Program, the Company may issue unsecured notes (“Notes”) with such terms, including currency, interest rate and maturity, as agreed by the Company and the purchasers of such Notes at the time of sale and as set out in the final terms (“Final Terms”) for the relevant issue of Notes. The current Program will be valid for a period of one year from May 4, 2023 after which it will require updating prior to any further issuance of Notes. Upon occurrence of any material event concerning the Company, such as the publication of new financial information, the Program must be supplemented prior to any further issuance of Notes. The aggregate principal amount of Notes authorized under the Program to be outstanding from time to time is €10 billion (or the equivalent in other currencies).

Notes issued by the Company under the Program will be guaranteed by Linde GmbH, a wholly owned subsidiary of the Company organized under the laws of Germany, and Linde Inc., a wholly owned subsidiary of the Company organized under the laws of Delaware (such guarantees of Linde GmbH and Linde Inc. were filed as Exhibits 4.4 and 4.5, respectively, to Linde plc’s Current Report on Form 8-K dated May 26, 2020, Filing No. 001-38730, and are incorporated hereby by reference).

Pursuant to an Amended and Restated Dealer Agreement, dated May 4, 2023, by and among the Company and Deutsche Bank Aktiengesellschaft, as arranger and dealer, and the other dealers party thereto from time to time (together the “Dealers”), the Company has appointed the Dealers to subscribe and pay for Notes issued under the Program on the terms set out therein. The Company has appointed Deutsche Bank Aktiengesellschaft as fiscal agent and paying agent for any Notes issued under the Program pursuant to an Amended and Restated Fiscal Agency Agreement, dated May 4, 2023. The Fiscal Agency Agreement and the Dealer Agreement were filed as Exhibits 4.6 and Exhibit 1.1, respectively, to Linde plc’s Current Report on Form 8-K dated June 12, 2023, Filing No. 001-38730, and are incorporated herein by reference.

Notes issued under the Program by the Company will be issued pursuant to Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from registration requirements under the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, including any securities of the Company. The foregoing description is qualified in its entirety by reference to the exhibits filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit. The following exhibit is filed herewith:

Exhibit No.	Description

1.1	Amended and Restated Dealer Agreement, dated May 4, 2023, among Linde plc, as Issuer and Deutsche Bank Aktiengesellschaft, as Arranger and Dealer and the other Dealers party thereto (filed as Exhibit 1.1 to Linde plc’s Current Report on Form 8-K dated June 12, 2023, Filing No. 001-38730, and is incorporated hereby by reference)

4.1	Final Terms of 3.000% Notes due 2028 of Linde plc

4.2	Final Terms of 3.200% Notes due 2031 of Linde plc

4.3	Final Terms of 3.400% Notes due 2036 of Linde plc

4.4	Upstream Guarantee to Linde plc provided by Linde GmbH dated May 11, 2020 (filed as Exhibit 4.4 to Linde plc’s Current Report on Form 8-K dated May 26, 2020, Filing No. 001-38730, and is incorporated hereby by reference)

4.5	Upstream Guarantee to Linde plc provided by Linde Inc. dated May 11, 2020 (filed as Exhibit 4.5 to Linde plc’s Current Report on Form 8-K dated May 26, 2020, Filing No. 001-38730, and is incorporated hereby by reference)

4.6	Amended and Restated Fiscal Agency Agreement, dated May 4, 2023, among Linde plc, as Issuer, and Deutsche Bank Aktiengesellschaft, as Fiscal Agent and Paying Agent (filed as Exhibit 4.6 to Linde plc’s Current Report on Form 8-K dated June 12, 2023, Filing No. 001-38730, and is incorporated hereby by reference)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDE PLC

Date: February 14, 2024	By:	/s/ Guillermo Bichara
	Name:	Guillermo Bichara
	Title:	Executive Vice President & Chief Legal Officer